UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 1, 2018
Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement
On April 1, 2018, Jones Lang LaSalle Income Property Trust, Inc. (the "Company," "we," "us," or "our") entered into an Operating Partnership Agreement, Contribution Agreement, Third Amended and Restated Advisory Agreement, Second Amended and Restated Distribution Reinvestment Plan, and Second Amendment to the Dealer Manager Agreement as a result of our conversion to an “UPREIT” structure by contributing substantially all of our assets to JLLIPT Holdings LP, a Delaware limited partnership (our “operating partnership”), of which we are the initial limited partner and JLLIPT Holdings GP, LLC (our wholly owned subsidiary) is the sole general partner. We refer to this re-structuring as the “contribution.”
The Operating Partnership Agreement establishes the partnership that creates the UPREIT and the governance around the operating partnership. The Contribution Agreement accomplishes the contribution of substantially all of our assets to the operating partnership and the amendments to the Advisory Agreement, Distribution Reinvestment Plan and Dealer Manager Agreement were entered into in order to address the introduction of the operating partnership and the accommodation of partnership units into our structure.
An “Umbrella Partnership Real Estate Investment Trust,” which we refer to as an “UPREIT,” is a REIT that holds all or substantially all of its assets through a partnership in which a REIT holds an interest. We converted to this structure to facilitate a tax-free contributions of properties to our operating partnership in exchange for limited partnership interests in our operating partnership. A transfer of property directly to a REIT in exchange for shares of common stock of a REIT is generally a taxable transaction to the transferring property owner. In an UPREIT structure, a property owner who desires to defer taxable gain on the disposition of his property may transfer the property to our operating partnership in exchange for limited partnership interests in the operating partnership and defer taxation of gain until the limited partnership interests are disposed of in a taxable transaction.
On April 2, 2018, we entered a Third Amendment to the Dealer Manager Agreement whereby we reduced the dealer manager fees we will pay on our Class A and Class M-I shares. Class A dealer manager fees decreased from 1/365th of 1.05% of our NAV each day, to 1/365th of 0.85% of our NAV each day. We will not pay any dealer manager fees in connection with our Class M-I shares. Previously we were paying 1/365th of 0.05% of our NAV each day. The dealer manager fee decreases will be effective as of April 1, 2018.
Item 8.01 - Other Events
Second Amended and Restated Distribution Reinvestment Plan
As of April 1, 2018, the Company adopted the Second Amended and Restated Distribution Reinvestment Plan (the “DRIP"). The DRIP was amended to provide that additional limited partners of the Operating Partnership may have the distributions they receive from the Operating Partnership reinvested in shares of common stock of the same class in the Company. The DRIP was also revised as an opt-out plan.
Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Contribution and Assignment Agreement between Jones Lang LaSalle Income Property Trust, Inc. and JLLIPT Holdings LP
99.2	Third Amended and Restated Advisory Agreement between Jones Lang LaSalle Income Property Trust, Inc., JLLIPT Holdings LP, and LaSalle Investment Management
99.3	Second Amendment to Dealer Manager Agreement, dated April 2, 2018
99.4	Third Amendment to Dealer Manager Agreement, dated April 2, 2018
99.5	Second Amended and Restated Distribution Reinvestment Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:     /s/ GREGORY A. FALK
Name: Gregory A. Falk
Title: Chief Financial Officer

Date: April 2, 2018

EXHIBIT INDEX

Exhibit Number	Description
99.1	Contribution and Assignment Agreement between Jones Lang LaSalle Income Property Trust, Inc. and JLLIPT Holdings LP
99.2	Third Amended and Restated Advisory Agreement between Jones Lang LaSalle Income Property Trust, Inc., JLLIPT Holdings LP, and LaSalle Investment Management
99.3	Second Amendment to Dealer Manager Agreement, dated April 2, 2018
99.4	Third Amendment to Dealer Manager Agreement, dated April 2, 2018
99.5	Second Amended and Restated Distribution Reinvestment Plan